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                                                                    EXHIBIT 10.1

                         SOLO CUP INVESTMENT CORPORATION

                                      2004
              MANAGEMENT INVESTMENT AND INCENTIVE COMPENSATION PLAN

1.   PLAN NAME

     This Plan, as amended from time to time, shall be known as the Solo Cup Investment Corporation 2004 Management Investment and Incentive Compensation Plan (the "Plan").

2.   PURPOSE OF THE PLAN

     The purpose of this Plan is to benefit Solo Cup Investment Corporation (the "Company") by (i) providing (A) long-term incentive opportunities to employees and other service providers who will largely be responsible for the Company's future success and growth and (B) additional incentive opportunities to certain key employees whose deferred compensation accounts will be converted into units that will be distributed in Convertible Participating Preferred Stock, and (ii) aiding the Company and its Subsidiaries in attracting and retaining employees and other service providers who will largely be responsible for such growth in the Company's value.

3.   DEFINITIONS

     As used herein, the following definitions shall apply:

     A. ACCOUNT means the record keeping account maintained in the Company's books and records for a Participant in the Plan.

     B. AWARD means an award of Options or Convertible Preferred Units made under the Plan.

     C. AWARD AGREEMENT means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     D. BOARD shall have the meaning ascribed to such term in Section 4.A of the Plan.

     E. CAUSE shall have the meaning assigned to such term in the Stockholders' Agreement.

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     F.   CHANGE OF CONTROL shall have the meaning ascribed to such term in the
          Stockholders' Agreement.

     G. CERTIFICATE OF DESIGNATIONS means the Certificate of Designations of Convertible Participating Preferred Stock of Solo Cup Investment Corporation dated February 27, 2004.

     H. CLOSING DATE means the date on which the transactions contemplated by the Stock Purchase Agreement are consummated.

     I. CODE means the United States Internal Revenue Code of 1986, as amended.

     J. COMMITTEE shall have the meaning ascribed to such term in Section 4.A of the Plan or, to the extent the Board performs the functions of the Committee pursuant to Section 4, the Board.

     K. COMMON STOCK OR COMMON SHARE means the common stock, par value $.01 per share, of the Company.

     L. CONVERTIBLE PARTICIPATING PREFERRED STOCK OR CONVERTIBLE PARTICIPATING PREFERRED SHARE means the convertible participating preferred stock of the Company (or a share of such stock, as the context requires), par value $.01 per share, having the terms set forth in the Stock Purchase Agreement, the Stockholders' Agreement, and the Certificate of Designations.

     M. CONVERTIBLE PREFERRED UNIT OR CPU means a convertible participating preferred unit credited to the Account of a Participant which shall have a value on any given date equivalent to the Fair Market Value of one share of Convertible Participating Preferred Stock (or any such other security into which the Convertible Participating Preferred Stock has been converted or is issuable in connection with such conversion) of the Company.

     N. DATE OF GRANT means the date of grant specified in the Award Agreement provided to the Participant.

     O. DISABILITY shall have the meaning ascribed to such term in the Stockholders' Agreement.

     P. ELIGIBLE PERSON means employees (including officers), directors, consultants, and other service providers of the Company or its Subsidiaries.

     Q. EXERCISE PRICE shall have the meaning ascribed to such term in Section 8 of the Plan.

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     R.   EXPIRATION DATE shall have the meaning ascribed to such term in
          Section 8 of the Plan.

     S. FAIR MARKET VALUE shall have the meaning ascribed to such term in the Stockholders' Agreement.

     T. IPO shall have the meaning ascribed to such term in the Stockholders' Agreement.

     U. LIQUIDITY EVENT shall have the meaning ascribed to such term in the Stockholders' Agreement.

     V. OPTIONS means all nonstatutory stock options granted hereunder, whether together or separately.

     W.   OPTIONEE means a Participant who receives a grant of Options.

     X. PARTICIPANT means an Eligible Person selected by the Committee, pursuant to the Committee's authority in Section 4 hereof, to receive grants of Options or Convertible Preferred Units.

     Y.   PERMITTED TRANSFER shall have the meaning ascribed to such term in
          Section 8.C of the Plan.

     Z. PLAN AMOUNT means, as of the applicable date, the amount of cash, assets or securities which the Executive is entitled to receive pursuant to the Convertible Preferred Stock Unit Award Agreement.

     AA. STOCK PURCHASE AGREEMENT means the Convertible Participating Preferred Stock Purchase Agreement among the Company, Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC and Vestar Cup Investment II, LLC dated February 27, 2004.

     BB. STOCKHOLDERS' AGREEMENT means the Stockholders' Agreement among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, the Company, Solo Cup Company and the Management Investors (as defined therein), dated February 27, 2004, as may be amended from time to time.

     CC. SUBSIDIARY shall have the meaning ascribed to such term in the Stockholders' Agreement.

     DD. VESTAR means collectively Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC or any entity which succeeds to the rights and obligations of any of the foregoing under the

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          Stockholders' Agreement or any Affiliate (as defined in the
          Stockholders' Agreement) of any of the foregoing other than the Company or any Subsidiary.

4.   ADMINISTRATION OF THE PLAN

     A. The Board of Directors of the Company (the "Board") or a committee appointed by the Board for such purpose (the "Committee") shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease or shall be unable to operate for any reason whatsoever.

     B. In the event of an IPO, this Plan is intended to comply with Section 162(m) of the Code. Therefore, following the occurrence of an IPO, the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16(b)-3 promulgated under the Securities and Exchange Act of 1934, as amended from time to time.

     C. Pursuant to the terms of the Plan, the Committee shall have full power and authority as follows, without limitation:

          i. To select the persons who will receive a grant of Options or Convertible Preferred Units hereunder;

          ii. To determine the terms and provisions of respective Award Agreements (which need not be identical) in accordance with the terms of the Plan;

          iii. To determine the number of Common Shares or shares of Convertible Participating Preferred Stock to be subject to an Award granted hereunder;

          iv.    To accelerate the vesting date of an Award;

          v.     To determine the time or times of grant of any Award;

          vi. To correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent the Committee deems necessary;

          vii. To revise, alter or amend performance targets of any Options with vesting schedules tied to Company performance to the extent mutually agreed between the affected Optionee and the

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                 Committee; provided, however, that the VCP Director (as defined in the Stockholders' Agreement) approves such revision, alteration, or amendment;

          viii. To interpret the provisions of the Plan and any Award Agreement and supervise the administration of the Plan and to adopt or modify such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; and

          ix. To make any determination with respect to any other matter which is necessary or desirable for, or incidental to administration of, the Plan.

     D. Unless otherwise specified in an Award Agreement, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be final and conclusive unless otherwise determined by the Board. Subject to the Company's Certificate of Incorporation, bylaws, and applicable law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Certificate of Incorporation, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.   ELIGIBILITY; DESIGNATION OF PARTICIPANTS

     A. Eligible Persons may be selected by the Committee to receive Awards under the Plan, provided that only those Eligible Persons listed on Exhibit A hereto may receive grants of Convertible Preferred Units hereunder.

     B. The grant of an Award hereunder shall not entitle the recipient thereof to any future grants and shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Awards pursuant to the Plan or any other option or stock plan of the Company or any of its Subsidiaries or affiliates.

     C. Each Award granted pursuant to the Plan shall be evidenced by a written Award Agreement between the Company and the holder of the Award. Each Award Agreement shall provide that the Participant agrees to be bound by the terms of the Stockholders' Agreement.

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6.   SHARES RESERVED UNDER THE PLAN

     The total number of Common Shares authorized for issuance under the Plan is
     1.3 million shares and, together with the Common Shares underlying the CPUs, 1.4 million, subject to adjustment as set forth in Section 9 below. Should any Option for any reason expire or be forfeited prior to its exercise or relinquishment in full, the Common Shares subject to such Award may again be subject to an Award under the Plan. In addition, the Company is authorized hereunder to issue up to 5,000 shares of Convertible Participating Preferred Stock for purchase by key employees of the Company pursuant to the terms and conditions set forth in subscription agreements approved by the Board or upon conversion of CPUs.

7.   CONVERTIBLE PREFERRED UNITS

     A. The Board will grant to each Participant listed on Exhibit A hereto a number of Convertible Preferred Units equal to the number of shares of Convertible Participating Preferred Stock that could have been purchased with the balance of the Participant's deferred compensation account as of the Closing Date.

     B. A Participant shall always be one hundred percent (100%) vested in his Account.

     C. To the extent provided for, and in the manner provided for, in the Participant's Award Agreement, the Participant shall have the rights attributable to holders of outstanding shares of Convertible Participating Preferred Stock under the Stockholders' Agreement, which the Participant shall execute prior to the grant of Convertible Preferred Units (including without limitation the rights and obligations set forth in Sections 3, 5 and 6 of the Certificate of Designations and Sections 3.5, 3.7, and 3.8 of the Stockholders' Agreement). No Participant who holds Convertible Preferred Units shall have any rights under Section 4 of the Certificate of Designations or otherwise relating to voting or the appointment of members of the Board.

     D.   Payment.

          i. The value of the Convertible Preferred Units contained in a Participant's Account shall, as more specifically provided in the Participant's Award Agreement, be payable in a lump sum cash payment or in a distribution of Convertible Participating Preferred Stock on a one-for-one basis, or in such other form of property or securities as may become issuable in respect of the underlying Convertible Participating Preferred Stock in connection with a Liquidity Event or other event triggering a distribution pursuant to

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                 the Participant's Award Agreement. The terms and conditions of payment shall be set forth in each Participant's Award
                 Agreement.

          ii. No special or separate fund shall be established or other segregation of assets made to assure such payments in such a way as to make the Plan a "funded" plan for purposes of the Employee Retirement Income Security Act of 1974 (ERISA) or the Code; provided, however, that the Company may, in its sole discretion, establish a bookkeeping reserve, a separate trust or some other arrangement to meet its obligations under the Plan. Nothing contained in the Plan shall create or be construed to create a trust of any kind and nothing contained in the Plan nor any action taken pursuant to the provisions of the Plan shall create or be construed to create a fiduciary relationship between the Company and a Participant, Eligible Person or other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

          iii. For purposes of the Code, the Company intends an Award of Convertible Preferred Units under the Plan to be an unfunded, unsecured promise on the part of the Company to pay cash or property on a future date.

     E. Dividend Equivalents. The Committee may determine that dividend equivalents shall be payable or otherwise credited to the recipient of a CPU with respect to any dividends that are paid (or would be paid if the shares were then outstanding) on shares of Convertible Participating Preferred Stock underlying the Award.

     F. Transfer Restrictions. CPUs may not be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law.

8.   NONSTATUTORY STOCK OPTIONS

     A. Each Option granted under the Plan shall be clearly designated in the Award Agreement as a nonstatutory Option for the purposes of the Code.

     B.   Exercise of Options.

          i. The exercise price of each Common Share subject to an Option granted or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement will contain the Exercise Price determined for each Optionee, and in any event

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                 not less than the nominal value of the Common Shares underlying the Options (the "Exercise Price").

          ii. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Common Shares for which it is then exercisable or vested (and for purposes hereof, any reference to an Option being "vested" shall be deemed to mean that it is exercisable, subject to any other conditions otherwise imposed hereunder or in the Award Agreement). Options shall be exercised by the Optionee by giving written notice to the Company in such form and method as may be determined by the Company. Such exercise shall be effective upon receipt of such notice by the Company, specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by: (a) the executed Stockholders' Agreement, (b) the payment of the Exercise Price thereof in cash or by such other method approved by the Committee; and (c) the payment of any tax amount the Company is required to withhold at source as a result of such exercise by the Optionee to the extent the Company does not withhold pursuant to an Award Agreement a portion of the Common Shares otherwise to be issued.

     C.   Vesting of Options; Treatment upon Termination of Employment or
          Service.

          Each Award Agreement shall set forth the terms and conditions of such Option, including without limitation (i) the date or dates upon which such Option shall vest and become exercisable, (ii) the circumstances under which such Option shall not vest and become exercisable, or
          (iii) the effect on the Optionee's Options of the Optionee's termination of employment or service by reason of death, Disability, Cause, or otherwise.

     D.   Additional Terms of Option Grants.

          i. Except as set forth in the Optionee's Award Agreement, Options granted under the Plan shall not be transferable by Optionees other than by will or the laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee. Notwithstanding the foregoing, each Award Agreement may provide for the transfer of Options by a Participant pursuant to a Permitted Transfer. For purposes of the Plan, a "Permitted Transfer" will include a transfer by a Participant to any Family Member (as defined in the Stockholders' Agreement) (to the extent that such Family Member is a trust or other entity, in all events only where such transferee, or trust or other entity is established

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                 and maintained for estate planning purposes and conducts no business other than holding passive investments).

          ii. Options, to the extent not previously exercised, shall terminate and expire upon the earlier of: (a) ten (10) years following the Date of Grant (the "Expiration Date") or (b) such earlier date set forth in the Award Agreement. No Option shall be exercisable after the Expiration Date.

          iii. Subject to the provisions of Section 9 of the Plan, the holders of Options shall not have any rights or privileges of shareholders of the Company in respect of any Options until the registration of the Optionee as the owner of such Common Shares in the Company's register.

9.   GENERAL PROVISIONS

     A. RIGHTS AS STOCKHOLDERS. Except as expressly set forth in a Participant's Award Agreement, no Participant who holds Options or Convertible Preferred Units shall have voting rights as a stockholder (in any and all matters whatsoever) until the date as of which the holder is registered as the owner of the Common Shares or Convertible Participating Preferred Stock, as the case may be, in the Company's register and then solely to the extent provided by the Stockholders' Agreement.

     B. NO ASSIGNMENT. If any person shall attempt to assign, transfer, pledge or encumber any amount payable under the Plan, or if by reason of his bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by him, in contravention of the provisions of Sections 7.F or 8.D(i), the Committee may, in its sole discretion, terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of such Family Member in such manner as the Committee may deem proper.

     C. INCAPACITY. If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim for such payment shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his or her spouse, child, parent, or brother or sister, or any other person deemed by the Committee, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan as to the amount paid.

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     D.   INFORMATION REQUIRED. Each Participant shall file with the Committee such pertinent information concerning himself as the Committee may specify, and no Participant or other person shall have any rights or be entitled to any benefits under the Plan unless such information has been filed by, or with respect to, him.

     E. ELECTION BY PARTICIPANT. All elections, designations, requests, notices, instructions and other communications from a Participant, or other person, to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt by the Committee at such location.

     F. NOTICES. Any notice under the Plan or an Award Agreement shall be addressed to the Committee in care of the General Counsel of the Company at the principal executive office of the Company. All notices, statements, reports and other communications from the Committee to any Eligible Person, Participant, or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first class mail, postage prepaid and addressed to, such Eligible Person, Participant, or other person at his address last appearing on the records of the Company.

     G. NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken under the Plan shall be construed as giving to any Eligible Person the right to be retained in the employ of the Company, or to provide services to the Company, or as affecting the right of the Company to dismiss any Eligible Person at any time, with or without cause.

     H. WITHHOLDING OF TAXES. Appropriate provisions shall be made for the payment and withholding of applicable taxes in connection with the vesting, exercise, or settlement of any Award under the Plan. The Committee may provide in an Award Agreement that the Participant shall be required to tender the amount of any such taxes to the Company prior to the issuance of Convertible Participating Preferred Stock or Common Shares to the Participant upon exercise or payment of amounts due under the Award Agreement. In no event shall the Company be liable for any of a Participant's income tax obligations.

     I. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares or shares of Convertible Participating Preferred Stock, the Board may, in order to prevent the dilution or enlargement of rights under the Options or Convertible Preferred Units credited to a Participant's Account,

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          make such equitable adjustments in the Fair Market Value of the
          Options and Convertible Units, the number of Convertible Preferred Units so credited, and in the number of Common Shares or other securities subject to the Option and the Option Exercise Price, as the Board in its sole discretion may determine.

     J. WAIVERS. Any waiver of any right granted pursuant to the Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

     K. SEVERABILITY. In the case that any one or more of the provisions contained in the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in the Plan shall not in any way be affected or impaired.

     L. CAPTIONS AND GENDER. The captions preceding the Sections and subsections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular and the singular shall include the plural.

     M. CHOICE OF LAW. The Plan and all rights under this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     N. NO EFFECT ON BENEFIT PLANS. All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

     O. OBLIGATIONS UPON FAMILY MEMBERS . As a condition to the delivery of any Award hereunder to a Family Member, such Family Member shall be bound by the same terms and conditions of the transferor of such Award.

     P. AMENDMENT OR TERMINATION. The Board may, at any time and from time to time, amend, alter or discontinue the Plan, except that no amendment or alteration shall be made which would adversely affect the rights of a Participant under an outstanding Award without his written consent. Termination of the Plan shall not affect the Committee's and/or the Board's ability to exercise the powers granted to it hereunder with respect to the Awards granted under the Plan prior to the date of such termination.

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     Q.   AWARDS SUBJECT TO THE PLAN. In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

     R.   EFFECTIVE DATE. The Plan shall be effective as of the Closing Date.

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     IN WITNESS WHEREOF, the Company has executed this Plan on the 27th day of
     February, 2004.

                                   SOLO CUP INVESTMENT CORPORATION

                                   By:   /S/ RONALD L. WHALEY
                                      ---------------------------------------
                                          Name

                                   Its:  PRESIDENT AND CHIEF OPERATING OFFICER
                                       ---------------------------------------
                                          Title

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                                    EXHIBIT A

                 PARTICIPANTS ELIGIBLE TO RECEIVE GRANTS OF CPUS

Ronald Whaley
William Coad
Patrick Bye
Susan Marks
Anil Shah
Kathleen Wolf

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